As filed with the Securities and Exchange Commission on September 16, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQUENOM, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	77-0365889
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3595 John Hopkins Court
San Diego, California 92121
(858) 202-9000
(Address Of Principal Executive Offices)

Axiom Biotechnologies Inc.
1997 Stock Option Plan
Non-Plan Stock Options
(Full Title of the Plans)

Antonius Schuh, Ph.D.
President and Chief Executive Officer
Sequenom, Inc.
3595 John Hopkins Court
San Diego, California 92121
(858) 202-9000
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:
D. Bradley Peck, Esq.
Carl R. Sanchez, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.001 per share	225,773 shares	$0.05–$5.26	$1,011,198	$93.03

(1)
On August 30, 2002, the Registrant completed the acquisition of Axiom Biotechnologies Inc., a California corporation (“Axiom”). In connection with the acquisition, the Registrant assumed certain options outstanding under Axiom’s 1997 Stock Option Plan (the “1997 Plan”) and is obligated to issue up to 146,189 shares of common stock of the Registrant pursuant to the exercise of stock options that were outstanding under the 1997 Plan on the date the acquisition of Axiom was consummated. In addition, the Registrant assumed options issued outside of the 1997 Plan for which Registrant is obligated to issue up to 79,584 shares of its common stock.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the Registrant’s Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the actual exercise price upon which the options may be exercised. The following chart shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable pursuant to outstanding options under the 1997 Plan	4,185	$1.44	$6,026.40

Common Stock issuable pursuant to outstanding options under the 1997 Plan	91,772	$4.78	$438,670.16

Common Stock issuable pursuant to outstanding options under the 1997 Plan	50,232	$5.26	$264,220.32

Common Stock issuable pursuant to outstanding options issued outside the 1997 Plan	784	$0.05	$39.20

Common Stock issuable pursuant to outstanding options issued outside the 1997 Plan	17,789	$1.44	$25,616.16

Common Stock issuable pursuant to outstanding options issued outside the 1997 Plan	6,279	$2.39	$15,006.81

Common Stock issuable pursuant to outstanding options issued outside the 1997 Plan	54,732	$4.78	$261,618.96

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (“SEC”), are incorporated herein by reference:

(a)    the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002, including the information incorporated by reference in the Form 10-K from the Registrant’s definitive proxy statement for its 2002 annual meeting of stockholders, filed on April 19, 2002;

(b)    the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2002 filed with the SEC on May 15, 2002;

(c)    the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002 filed with the SEC on August 14, 2002; and

(d)    the description of the Registrant’s common stock contained in its registration statement on Form 8-A filed with the SEC on January 25, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s certificate provides that, except to the extent prohibited by Delaware law, its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Registrant’s certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law (a) for breach of his or her duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; (c) for actions leading to improper personal benefit to the director; and (d) for payment of dividends or approval of stock repurchases or redemptions that are

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prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Registrant’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant’s certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s certificate provides that it may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Registrant, its stockholders or others.

The Registrant has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its bylaws. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. The Registrant’s bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, to the fullest extent permitted by Delaware law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.    EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Axiom Biotechnologies Inc. 1997 Stock Option Plan (the “1997 Plan”)

99.2	Form of Stock Option Agreement pursuant to the 1997 Plan

99.3	Form of Non-Plan Option Agreement

99.4	Form of Non-Plan Option Agreement

ITEM 9.    UNDERTAKINGS

(a)    The undersigned Registrant hereby undertakes:

(i)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(ii)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(iii)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 16, 2002.

SEQUENOM, INC.

By:	/s/ ANTONIUS SCHUH, PH.D.

Antonius Schuh, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ANTONIUS SCHUH, PH.D. and STEPHEN L. ZANIBONI and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any subsequent Registration Statement to be filed by Sequenom, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIUS SCHUH, PH.D. Antonius Schuh, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2002

/s/ STEPHEN L. ZANIBONI Stephen L. Zaniboni	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2002

/s/ CHARLES CANTOR, PH.D. Charles Cantor, Ph.D.	Chief Scientific Officer and Director	September 16, 2002

/s/ John E. Lucas John E. Lucas	Director	September 16, 2002

/s/ Kris Venkat, Ph.D. Kris Venkat, Ph.D.	Director	September 16, 2002

/s/ Michael Fitzgerald Michael Fitzgerald	Director	September 16, 2002

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Axiom Biotechnologies Inc. 1997 Stock Option Plan (the “1997 Plan”)

99.2	Form of Stock Option Agreement pursuant to the 1997 Plan

99.3	Form of Non-Plan Option Agreement

99.4	Form of Non-Plan Option Agreement